EXHIBIT 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

Stephen J. Schoepfer, Chief Executive Officer and Chief Financial Officer of Westport Energy Holdings Inc., a Delaware corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended March 31, 2013 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Stephen J. Schoepfer	/s/ Stephen J. Schoepfer

Name: Stephen J. Schoepfer	Name: Stephen J. Schoepfer
Title: Chief Executive Officer	Title: Chief Financial Officer

Date: August 12, 2015